Exhibit 21.1
SUBSIDIARIES OF REVELYST, INC.
All subsidiaries listed below are 100% owned except where noted.

Name of Subsidiary	Country or State of Incorporation or Organization

Advanced Arrow S. de R.L. de C.V.	Mexico
Adventure Sports Group Europe S.L.U.	Spain
Bee Stinger, LLC	Delaware
Bell China Investments, Inc.	Texas
Bell MotoHelmets S.r.l.	Italy
Bell Racing Company	Delaware
Bell Sports (Asia) Limited	Hong Kong
Bell Sports Canada Inc.	Canada
Bell Sports Corp.	Delaware
Bell Sports EU Limited	Ireland
Bell Sports, Inc.	California
BG Sports EUROPE Sarl	Switzerland
Blackhawk Tactical, LLC	Delaware
Bushnell Corporation of Canada	Canada
Bushnell Group Holdings, Inc.	Delaware
Bushnell Holdings, Inc.	Delaware
Bushnell Inc.	Delaware
Bushnell Performance Optics Asia Limited	Hong Kong
Bushnell Performance Optics Mexico S.A. de C.V.	Mexico
C Preme Limited LLC	California
CamelBak Acquisition Corp.	Delaware
CamelBak International, LLC	California
CamelBak Products, LLC	Delaware
Champion Target, LLC	Delaware
Eagle Industries del Caribe, Inc.	Puerto Rico
Eagle Industries International, Inc.	Bahamas
Eagle Industries Unlimited, Inc.	Missouri
Eagle Mayaguez, LLC	Missouri
Eagle New Bedford, Inc.	Missouri
Easton Sports Asia, Inc.	Nevada
FASTCO Asia Limited	Hong Kong
Fox (Parent) Holdings, Inc.	Delaware
Fox Asia Sourcing Trading Co. Ltd.	British Virgin Islands
Fox Head Britain Limited	United Kingdom

Fox Head Canada Inc.	Canada
Fox Head France	France
Fox Head Germany GmbH	Germany
Fox Head Netherlands B.V.	Netherlands
Fox Head Nordic AB	Sweden
Fox Head, Inc.	California
Fox Holdco, Inc.	Delaware
Front Line Defense International, Inc.	Puerto Rico
Gold Tip, LLC	Delaware
Hydrosport S. de R.L de C.V.	Mexico
I Live Outdoors, LLC	Delaware
Legacy FEP, LLC	Arkansas
Legacy FGT, LLC	Missouri
Legacy OHP, LLC	Missouri
Logan Outdoor Products, LLC	Utah
Michaels of Oregon Co.	Oregon
Mike’s Holding Company	Oregon
Millett Industries	California
Night Optics USA, Inc.	California
Northstar Outdoors, LLC	California
Old WSR, Inc.	Delaware
Outdoor Legacy Accessories LLC	Delaware
Pinseeker, Inc.	Delaware
QuietKat, Inc.	Delaware
Revelyst Corporate Foundation	Delaware
Revelyst Sales Holdco 2 LLC	Delaware
Revelyst Sales Holdco LLC	Delaware
Revelyst Sales LLC	Delaware
Revelyst, Inc.	Delaware
Simms Fishing Products LLC	Delaware
Stone Glacier, Inc.	Montana
Stoney Point Products Inc.	Minnesota
Tasco Holdings, Inc.	New York
Tasco Optics Corporation	New York
The Rivers Edge Outfitters, LLC	Montana
VO Management Services Company, S. de R.L. de C.V.	Mexico
WAWGD Newco, LLC	California
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